Exhibit 5.1
                          Bouhan, Williams & Levy LLP
                        Attorneys and Counselors at Law
                              The Armstrong House
                                447 Bull Street
                            Savannah, Georgia 31402
                                  912-236-2491



                                 March 12, 2003


Savannah Electric and Power Company
600 Bay Street, East
Savannah, Georgia  31401

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to Savannah Electric and Power Company (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on March 11, 2003 (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (2) Trust Preferred Securities to be issued by Savannah Electric Capital Trust II, (3) the Company's Guarantee (as defined in the Registration Statement) with respect to such Trust Preferred Securities and
(4) Senior Notes (the "Senior Notes") to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of December 1, 1998, as supplemented, between the Company and The Bank of New York, as trustee (the "Subordinated Note Indenture"), the Guarantee will be issued pursuant to a guarantee agreement between the Company and the trustee named therein (the "Guarantee Agreement") and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of March 1, 1998, as supplemented, between the Company The Bank of New York, as trustee (the "Senior
Note Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes, the Guarantee and the Senior Notes have been issued and sold upon the terms specified in the order of the Georgia Public Service Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes, the Guarantee Agreement and the Senior Note Indenture, and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes, the Guarantee and the Senior Notes have been executed, authenticated and delivered

Savannah Electric and Power Company
March 12, 2003
Page 2

in accordance with the terms of the Subordinated Note Indenture, the Guarantee Agreement and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes, the Guarantee and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the laws of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                         Very truly yours,

                                         /s/Bouhan, Williams & Levy LLP

                                         BOUHAN, WILLIAMS & LEVY LLP

                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                                 New York 10019
                                  212-259-8000



                                 March 12, 2003


Bouhan, Williams & Levy LLP
The Armstrong House
447 Bull Street
Savannah, Georgia 31401

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on March 12, 2003 (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by Savannah Electric and Power Company (the "Company"), (2) Trust Preferred Securities to be issued by Savannah Electric Capital Trust II, (3) the Company's Guarantee (as defined in the Registration Statement) with respect to such Trust Preferred Securities and (4) Senior Notes (the "Senior Notes") to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, dated as of December 1, 1998, as supplemented, between the Company and the trustee named therein (the "Subordinated Note Indenture"), the Guarantee will be issued pursuant to separate guarantee agreement between the Company and the trustee named therein (the "Guarantee Agreement") and the Senior Notes will be issued pursuant to a senior note indenture, dated as of March 1, 1998, as supplemented, between the Company and the trustee named therein (the "Senior Note Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or "blue sky" laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes, the Guarantee and the Senior Notes have been issued and sold upon the terms specified in the order of the Georgia Public Service Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes, the Guarantee Agreement and the Senior Note Indenture, and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and

Bouhan, Williams & Levy LLP
March 12, 2003
Page 2




the trustees named therein, and when the Junior Subordinated Notes, the Guarantee and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture, the Guarantee Agreement and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes, the Guarantee and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity).

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Dewey Ballantine LLP

                                                     DEWEY BALLANTINE LLP